UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934

                          Date of Report: May 24, 2006


                          DALECO RESOURCES CORPORATION
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               (Exact name of registrant as specified in Charter)


         Nevada                          0-12214                  23-2860734
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(State or other jurisdiction      (Commission File No.)         (IRS Employee
     of Incorporation)                                       Identification No.)


            120 North Church Street, West Chester, Pennsylvania 19380
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                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 610-429-0181


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

      Material Contract: On May 23, 2006, the Registrant entered into an Asset Purchase and Sale Agreement for the acquisition of 119 producing wells and oil and gas leases covering approximately 17,000 acres in Athens, Morgan, Center and Washington Counties, Ohio. The Registrant also acquired a natural gas gathering system, commercial saltwater disposal facility, two active drilling rigs, two well servicing rigs as well a complete complement of rig support equipment. The Purchase and Sale Agreement provides for Closing to occur within 60 days of the execution of the Agreement or such later date as necessary for the Registrant's satisfactory completion of its due diligence. All Schedules and Exhibits will be completed and attached to the Agreement upon completion of the Registrant's due diligence at or prior to Closing.

      A copy of the Agreement is attached hereto as Exhibit 10.45. The Schedules to the Purchase and Sale Agreement will be filed when completed.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Daleco Resources Corporation
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                                                        (Registrant)


Date: May 24, 2006                                  /s/ Gary J. Novinskie
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                                                Gary J. Novinskie, President